SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                       []

Date of report (Date of earliest event reported): April 28, 2003
                                  CINERGY CORP.
             (Exact Name of Registrant as Specified in Its Charter)


Commission           Registrant, State of Incorporation,        I.R.S. Employer
File Number          Address and Telephone Number            Identification No.

1-11377                      CINERGY CORP.                      31-1385023
                       (A Delaware Corporation)
                          139 East Fourth Street
                          Cincinnati, Ohio 45202
                             (513) 421-9500


Item 12.  Results of Operation and Financial Condition

The information in this Form 8-K is furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.


                CINERGY REPORTS INCREASED FIRST QUARTER EARNINGS

CINCINNATI - Cinergy Corp. (NYSE:CIN) today reported first quarter 2003 earnings of $0.95 per share on a diluted basis, compared with earnings of $0.52 per share on a diluted basis in the first quarter 2002.

Results for the first quarter 2003 included a net gain of $0.15 per share, as compared to a charge of $0.06 per share for the same period in 2002, for the cumulative effect of a change in accounting principles. Also included in the first quarter results for 2002 was a charge of $0.02 related to unrecoverable costs from a gas distribution rate order.

First quarter earnings from the Energy Merchant segment were $0.55 per share in 2003 compared with $0.11 in the same period in 2002. Excluding the net gain of $0.21 per share from the required change in accounting principles, the remaining increase of $0.23 per share was primarily attributable to improved marketing, trading and origination results and better performance in the generation and supply contracts area. First quarter average wholesale electricity and gas prices were up 85 percent and 150 percent, respectively, over the same period in 2002.

First quarter earnings from the Regulated Operations segment were $0.43 per share in 2003 compared with $0.44 per share a year earlier. Colder than normal weather was offset by increased operating and depreciation expenses. Heating degree-days for the quarter were up 22 percent from the same quarter last year.

The Power Technology and Infrastructure Services segment lost $0.03 per share, which was comparable to last year's results.

New winter peak load records were set in January for Cinergy and its operating companies, PSI Energy, Inc., and The Cincinnati Gas & Electric Company. Cinergy's winter peak increased 5.3 percent to 9,624 megawatts, while PSI's peak increased 6.3 percent and CG&E's increased 2.7 percent.

In the first quarter, the company further strengthened its balance sheet with a common stock offering of approximately 5.7 million shares. The net proceeds of about $175 million from the transaction are being used to reduce short-term debt.

PSI filed its case-in-chief testimony at the Indiana Utility Regulatory Commission seeking a rate increase of approximately 15 percent primarily reflecting the addition of peaking plants, the repowering of the Noblesville Generating Station thus increasing its capacity, capital investments to meet new emission reduction requirements for nitrogen oxides and capital improvements to the transmission and distribution system.

In addition to the change in accounting principles referenced earlier, the company also adopted the Emerging Issues Task Force (EITF) Issue 02-03, under which realized and unrealized gains and losses on most energy trading contracts are now reported "net" rather than "gross" in the income statement. This results in reductions in reported operating revenues, fuel and purchased power expenses and gas purchased expenses but has no effect on operating income or net income.

Cinergy Corp. has a balanced, integrated portfolio consisting of two core businesses: regulated operations and energy merchant. Cinergy owns regulated delivery operations in Ohio, Indiana, and Kentucky that serve 1.5 million electric customers and about 500,000 gas customers. In addition, its Indiana regulated operations own 7,000 megawatts of generation. Cinergy's energy merchant business is a Midwest leader in low-cost generation owning 6,300 megawatts of capacity with a profitable balance of stable existing customer portfolios, new customer origination, marketing and trading, and industrial-site cogeneration. The "into Cinergy" power-trading hub is the most liquid trading hub in the nation.


This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management's beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as "anticipate", "believe", "intend", "estimate", "expect", "continue", "should", "could", "may", "plan", "project", "predict", "will", and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to, unanticipated weather conditions; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes in costs; environmental incidents, including costs of compliance with existing and future environmental requirements; electric transmission or gas pipeline system constraints; legislative and regulatory initiatives; additional competition in electric or gas markets and continued industry consolidation; financial or regulatory accounting principles; political, legal, and economic conditions and developments in the countries in which we have a presence; changing market conditions and other factors related to physical energy and financial trading activities; the performance of projects undertaken by our non-regulated businesses and the success of efforts to invest in and develop new opportunities; availability of, or cost of, capital; employee workforce factors; delays and other obstacles associated with mergers, acquisitions, and investments in joint ventures; and costs and effects of legal and administrative proceedings, settlements, investigations, and claims. Please refer to the company's SEC filings for additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to update the information contained herein.


Attached hereto as Exhibits 99.1 and 99.2 are summaries of Cinergy's unaudited consolidated financial information for the first quarter 2003.





                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                          CINERGY CORP.



Dated: April 28, 2003              By: /s/R. Foster Duncan
                                   Name: R. Foster Duncan
                                   Title: Executive Vice President and Chief
                                   Financial Officer





                                  EXHIBIT INDEX
 Exhibit   Description
 Number

 99.1 Cinergy Corp. Consolidated Statements of Income and Comprehensive Income For the Periods Ended March 31, 2003 and 2002 (unaudited)
 99.2 Cinergy Corp. Business Segment Summary Information For the Quarter Ended March 31, 2003 (unaudited)